EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Name Under Which Subsidiary
Name	State of Incorporation	Is Doing Business

Brownsville Shopping Center, Inc.	Texas	Brownsville Shopping Center, Inc.
Condev Mission, Inc.	Arkansas	Condev Mission, Inc.
Condev Nevada, Inc.	Nevada	Dillard's
Dillard Store Services, Inc.	Arizona	Dillard's
Construction Developers, Inc.	Arkansas	Construction Developers, Inc.
Dillard's, Inc.	Delaware	Dillard's
Dillard International, Inc.	Nevada	Dillard International, Inc.
Dillard Investment Co., Inc.	Delaware	Dillard Investment Co., Inc.
Dillard National Bank	National Banking Ass.	Dillard National Bank
Dillard Ticket Systems, Inc.	Arizona	Dillard Ticket Systems, Inc.
Dillard Travel, Inc.	Arkansas	Dillard Travel, Inc.
Dillard USA, Inc.	Nevada	Dillard's
Dillard's Nevada, Inc.	Nevada	Dillard's Nevada, Inc.
Dillard's Utah, Inc.	Utah	Dillard's Utah, Inc.
Dillard's Wyoming, Inc.	Wyoming	Dillard's
The Higbee Company	Delaware	Dillard's
J. B. Ivey & Company	North Carolina	Dillard's
Pulaski Realty Company	Arkansas	Pulaski Realty Company
Mercantile Stores Co., Inc.	Delaware	Dillard's
J. Bacon & Sons	Kentucky	Bacon's
The Castner-Knott Dry Goods Co.	Tennessee	Dillard's
C. J. Gayfer & Company, Inc.	Delaware	Dillard's
Gayfer Montgomery Fair Co.	Delaware	Dillard's
Hennessy Company	Montana	Dillard's
Mercantile Kansas City, Inc.	Delaware	Dillard's
Ishawn Beauty School, Inc.	Missouri	Dillard's
The Joslin Dry Goods Company	Colorado	Dillard's
The Lion Dry Goods Company	Ohio	Lion
The McAlpin Company	Kentucky	McAlpin
Mercantile Credit Corp.	Louisiana	Mercantile Credit Corp.
Mercantile International, Inc.	Delaware	Mercantile International, Inc.
Mercantile Logistics Company, Inc.	Ohio	Mercantile Logistics Company, Inc.
Mercantile Properties, Inc.	Delaware	Mercantile Properties, Inc.
Mercantile Real Estate Company, Inc.	Delaware	Mercantile Real Estate Company, Inc.
Mersco Development Company, Inc.	Delaware	Mersco Development Company, Inc.
Mersco Factors, Inc.	Delaware	Mersco Factors, Inc.
Mersco Finance Corporation	Delaware	Mersco Finance Corporation
Mersco Realty Co., Inc.	Ohio	Mersco Realty Co., Inc.
J. B. White & Company	South Carolina	Dillard's